EXHIBIT 99

15985 East High Street
P. O. Box 35
Middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com

PRESS RELEASE

Contact:	James R. Heslop, 2nd Executive Vice President/Chief Operating Officer (440) 632-1666 Ext. 3219 jheslop@middlefieldbank.com

Middlefield Banc Corp. Reports 17% Increase in 3rd Quarter Earnings

MIDDLEFIELD, OHIO, October 19, 2004 ♦ ♦ ♦ ♦ Middlefield Banc Corp. (Pink Sheets: MBCN) today reported net earnings for the three months ended September 30, 2004 of $821,791, or $0.66 per diluted share. The third quarter 2004 earnings represent an increase of 17% over the $702,187, or $0.57 per diluted share, in net earnings that the company recorded for the quarter ended September 30, 2003.

For the nine months ended September 30, 2004, Middlefield Banc Corp. recorded net income of $2,415,567, or $1.95 per diluted share, an increase of 22.6% over the $1,969,881, or $1.61 per diluted share, in net income for the first nine months of 2003.

The key ratios for the company for the quarter and the first nine months of 2004 reflect positively in comparison to the results posted for the same periods of 2003. Returns on average assets (ROA) for the quarter and year-to-date were 1.15% and 1.17%, respectively, as compared to 1.10% and 1.08% a year ago. Return on average equity (ROE) for the third quarter of 2004, as well as for the nine-month period was 13.19%. The quarterly figure for 2003 was 12.29%, while the first nine months of 2003 showed a return of 11.74%.

Total assets ended the third quarter of 2004 at $289.2 million, an increase of 10.8% over the $261.0 million in total assets recorded at September 30, 2003, and 3.1% over the $280.5 million in assets on the books at June 30, 2004. Net loans at September 30, 2004 were $206.6 million, up 10.9% over the $186.3 million in net loans at September 30, 2003. The investment portfolio at September 30, 2004, stood at $55.8 million, an increase of 6.0% from the September 30, 2003 balance of $52.7 million.

The level of deposits, on a year-to-year comparison, increased 8.98%. Total deposits at September 30, 2004 were $238.7 million. This figure as of September 30, 2003, was $219.1 million. The company also increased its use of the Federal Home Loan Bank as a funding source. At the quarter-end, total borrowings from this provider were $24.0 million, up from$17.9 million a year earlier.

Commenting on Middlefield Banc Corp.’s third quarter results, President and CEO Thomas G. Caldwell said, “In a broad sense, we are pleased with our performance. Our earnings growth has been very satisfactory, while our asset levels approximate those within our financial plan. We are also very pleased with the growth in our non-interest income. This is primarily the result of the overdraft privilege program that we initiated earlier this year.”

“The level of our non-performing loans is higher than what we have seen in recent periods. However, this exposure is concentrated in a few credits that are well secured,” Caldwell continued. “We have, however, been able to maintain a relatively low level of loss within our loan portfolio, with our charge-offs for the year-to-date being only $5,722. On an annualized basis, this equates to 0.01% of our average loan totals.”

For the three months ended September 30, 2004, non-interest income grew 29% from the prior year’s comparable period. This variance on a nine-month basis was 35.3%. The primary components of the overall increase, in addition to periodic changes in the level of service charges, were the income from bank-owned life insurance as well as the implementation of an overdraft privilege program during the second quarter of 2004.

Non-interest expense for the third quarter was $1.8 million, representing a 13.3% increase over the $1.6 million recorded in the third quarter of 2003. During the quarter the banking subsidiary upgraded the capabilities of its Internet banking service, which contributed to a part of the increase. Additionally, normal salary costs, increased health insurance costs, and increased marketing costs impacted the results for 2004.

Middlefield Banc Corp. is a financial holding company headquartered in Middlefield, Ohio. Its sole subsidiary, The Middlefield Banking Company, operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, and Orwell, Ohio.

This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.

Middlefield Banc Corp.
Financial Highlights
Quarterly Data
(Unaudited)

	September 2004	June 2004	September 2003
Earnings:
Net interest income	$2,522,105	$2,477,236	$2,270,202
Provision for loan losses	51,000	30,000	105,000
Non-interest income	484,244	485,889	375,364
Security (losses) gains	0	0	0
Non-interest expense	1,803,558	1,682,607	1,592,379
Federal income taxes	330,000	342,000	246,000

Net income	$821,791	$908,518	$702,187

Per share:
Basic earnings	$0.67	$0.74	$0.58
Diluted earnings	0.66	0.74	0.57
Common dividends	0.22	0.21	0.20
Book value	20.67	19.75	18.79

Weighted average shares outstanding:
Basic	1,232,047	1,228,039	1,219,685
Diluted	1,239,837	1,235,829	1,223,250

Period end balance sheet:
Assets	$289,214,138	$280,479,893	$260,968,090
Securities	55,840,461	56,189,796	52,676,332
Total loans	209,257,288	203,103,305	188,947,859
Allowance for loan losses	2,626,548	2,595,791	2,605,767
Deposits	238,739,091	236,038,287	219,070,209
Total stockholders’ equity	25,509,396	24,315,949	22,979,984
Total capital ratio	8.82%	8.67%	8.81%

Average balance sheet:
Assets	$284,847,016	$276,994,334	$255,426,983
Earning assets	269,119,544	260,052,997	238,564,234
Loans	206,931,239	201,722,951	185,887,150
Deposits	239,030,560	232,269,556	214,615,616
Stockholders’ equity	24,912,672	24,328,300	22,845,964

Key ratios (%):
Return on average assets (ROA)	1.15%	1.31%	1.10%
Return on average stockholders’ equity (ROE)	13.19%	14.94%	12.29%
Net interest margin	3.86%	3.90%	3.91%
Net overhead	1.96%	1.84%	2.04%
Efficiency ratio	59.99%	56.78%	60.19%

Credit quality:
Non-accrual loans	$454,959	$432,308	$334,081
Restructured loans	0	0	0
90 day past due and accruing	773,162	654,944	0

Non-performing loans	1,228,121	1,087,252	334,081
Other real estate owned	0	0	0

Non-performing assets	$1,228,121	$1,087,252	$334,081

Charge-offs	$28,321	$10,340	$28,321
Recoveries	16,222	30,680	16,222

Net charge-offs (recoveries)	$12,099	$(20,340)	$12,099

Allowance for loan losses as a percent of period-end loans (%)	1.26%	1.28%	1.38%
Net charge-offs (annualized) as a percent of average loans (%)	0.02%	-0.04%	0.01%
Non-performing loans as a percent of loans	0.59%	0.54%	0.18%
Non-performing assets as a percent of assets	0.42%	0.39%	0.13%

Middlefield Banc Corp.
Financial Highlights
Year-to-Date Data
(Unaudited)

	September 2004	June 2004	September 2003
Earnings:
Net interest income	$7,415,198	$4,893,093	$6,582,110
Provision for loan losses	111,000	60,000	315,000
Non-interest income	1,366,852	882,608	1,009,502
Security gains	0	0	542
Non-interest expense	5,267,483	3,463,925	4,516,345
Income taxes	988,000	658,000	790,928

Net income	$2,415,567	$1,593,776	$1,969,881

Per share:
Basic earnings	$1.97	$1.30	$1.62
Diluted earnings	1.95	1.29	1.61
Common dividends	0.64	0.42	0.58
Book value	20.67	19.75	18.79

Weighted average shares outstanding:
Basic	1,228,292	1,226,394	1,217,715
Diluted	1,235,595	1,233,697	1,220,786

Period end balance sheet:
Assets	$289,214,138	$280,479,893	$260,968,090
Securities	55,840,461	56,189,797	52,676,333
Total loans	209,257,288	203,103,305	188,947,859
Allowance for loan losses	2,626,548	2,595,791	2,605,767
Deposits	238,739,091	236,038,287	219,070,209
Total stockholders’ equity	25,509,396	24,315,949	22,979,984
Total capital ratio	8.82%	8.67%	8.81%

Average balance sheet:
Assets	$276,453,880	$271,424,671	$244,288,115
Earning assets	260,362,611	255,319,528	230,588,121
Loans	201,473,297	198,714,337	181,176,430
Deposits	231,442,081	227,606,146	201,055,436
Stockholders’ equity	24,417,577	23,910,132	22,366,253

Key ratios (%):
Return on average assets (ROA)	1.17%	1.17%	1.08%
Return on average stockholders’ equity (ROE)	13.19%	13.33%	11.74%
Net interest margin	3.93%	3.94%	3.91%
Net overhead	2.00%	2.02%	2.03%
Efficiency ratio	59.98%	59.97%	59.49%

Credit quality:
Non-accrual loans	$454,959	$432,308	$334,081
Restructured loans	0	0	0
90 day past due and accruing	773,162	654,944	0

Non-performing loans	1,228,121	1,087,252	334,081
Other real estate owned	0	0	0

Non-performing assets	$1,228,121	$1,087,252	$334,081

Charge-offs	$59,738	$21,959	$56,641
Recoveries	54,016	36,480	46,923

Net charge-offs (recoveries)	$5,722	$(14,521)	$9,718

Allowance for loan losses as a percent of period-end loans (%)	1.26%	1.28%	1.38%
Net charge-offs (annualized) as a percent of average loans (%)	0.01%	-0.01%	0.01%
Non-performing loans as a percent of loans	0.59%	0.54%	0.18%
Non-performing assets as a percent of assets	0.42%	0.39%	0.13%

Middlefield Banc Corp.
Consolidated Statements of Income
Quarterly Data
(Unaudited)

	September 2004	June 2004	September 2003
INTEREST INCOME
Interest and fees on loans	$3,432,153	$3,385,891	$3,270,175
Interest bearing deposits in other institutions	1,538	1,662	3,850
Investment securities:
Taxable	354,392	339,046	270,921
Tax-exempt interest	166,645	137,608	121,503
Federal funds sold	10,884	12,055	20,836
Dividends on FHLB stock	12,964	12,935	12,988

Total interest income	3,978,576	3,889,197	3,700,273

INTEREST EXPENSE
Deposits	1,246,617	1,208,525	1,227,318
Short-term borrowings	304	181	365
Other borrowings	209,550	203,255	202,388

Total interest expense	1,456,471	1,411,961	1,430,071

Net interest income	2,522,105	2,477,236	2,270,202
Provision for loan losses	51,000	30,000	105,000

Net interest income after provision for loan losses	2,471,105	2,447,236	2,165,202

NON-INTEREST INCOME
Service charges on deposit accounts	371,495	381,121	269,757
Earnings on bank-owned life insurance	53,114	47,860	67,019
Other operating income	59,635	56,908	38,588

Total non-interest income	484,244	485,889	375,364

NON-INTEREST EXPENSE
Salaries and employee benefits	941,353	790,815	829,874
Occupancy expense	114,691	118,839	105,248
Equipment expense	94,948	99,274	89,649
Data processing costs	125,077	84,616	93,601
Ohio state franchise tax	82,500	82,500	75,000
Other expense	444,989	506,563	399,007

Total non-interest expense	1,803,558	1,682,607	1,592,379

Income before income taxes	1,151,791	1,250,518	948,187
Income taxes	330,000	342,000	246,000

Net income	$821,791	$908,518	$702,187

NET INCOME PER COMMON SHARE:
Basic	$0.67	$0.74	$0.58
Diluted	$0.66	$0.74	$0.57

Middlefield Banc Corp.
Consolidated Statements of Income
Year-to-Date Data
(Unaudited)

	September 2004	June 2004	September 2003
INTEREST INCOME
Interest and fees on loans	$10,115,762	$6,683,609	$9,609,355
Interest bearing deposits in other institutions	3,539	2,001	15,670
Investment securities:
Taxable	1,050,915	696,523	855,382
Tax-exempt interest	429,556	262,911	354,595
Federal funds sold	28,046	17,162	40,049
Dividends on FHLB stock	38,883	25,919	38,843

Total interest income	11,666,701	7,688,125	10,913,894

INTEREST EXPENSE
Deposits	3,642,941	2,396,324	3,709,505
Short-term borrowings	1,143	839	3,704
Other borrowings	607,419	397,869	618,575

Total interest expense	4,251,503	2,795,032	4,331,784

Net interest income	7,415,198	4,893,093	6,582,110
Provision for loan losses	111,000	60,000	315,000

Net interest income after provision for loan losses	7,304,198	4,833,093	6,267,110

NON-INTEREST INCOME
Service charges on deposit accounts	1,034,095	662,600	760,318
Security gains (losses)	0	0	542
Earnings on bank-owned life insurance	167,970	114,856	135,305
Other operating income	164,787	105,152	113,879

Total non-interest income	1,366,852	882,608	1,010,044

NON-INTEREST EXPENSE
Salaries and employee benefits	2,652,971	1,711,618	2,287,264
Net occupancy	378,011	263,320	310,292
Equipment	288,208	193,260	227,261
Data processing costs	339,038	213,961	281,031
Ohio state franchise tax	247,500	165,000	225,050
Other expense	1,361,755	916,766	1,185,447

Total non-interest expense	5,267,483	3,463,925	4,516,345

Income before federal income taxes	3,403,567	2,251,776	2,760,809
Income tax expense	988,000	658,000	790,928

Net income	$2,415,567	$1,593,776	$1,969,881

NET INCOME PER COMMON SHARE:
Basic	$1.97	$1.30	$1.62
Diluted	$1.95	$1.29	$1.61

Middlefield Banc Corp.
Consolidated Balance Sheets
(Unaudited)

	September 2004	June 2004	September 2003
ASSETS
Cash and due from banks	$7,324,873	$4,900,236	$4,216,941
Federal funds sold and interest-bearing deposits in other institutions	4,032,575	4,221,065	2,967,618
Securities:
Available for sale	55,278,450	54,901,165	49,911,627
Held to maturity	562,011	747,567	2,764,706

Total securities	55,840,461	55,648,732	52,676,333
Loans:	209,257,288	203,103,305	188,947,859
Less: Allowance for loan losses	2,626,548	2,595,791	2,605,767

Net loans	206,630,740	200,507,514	186,342,092
Premises and equipment	6,668,043	6,704,260	6,913,457
Bank-owned life insurance	5,370,355	5,317,241	5,135,305
Accrued interest and other assets	3,347,091	3,180,845	2,716,344

Total assets	$289,214,138	$280,479,893	$260,968,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$35,110,530	$34,973,397	$29,986,047
Demand — interest bearing	23,595,367	22,299,891	22,749,710
Savings	75,110,539	75,001,599	64,722,200
Time deposits	104,922,655	103,763,401	101,612,252

Total deposits	238,739,091	236,038,288	219,070,209
Short-term borrowings	102,881	115,102	399,176
Other borrowings	23,957,754	19,077,999	17,863,260
Accrued interest and other liabilities	905,016	932,556	655,461

Total liabilities	263,704,742	256,163,945	237,988,106

Stockholders’ equity:
Common stock, no par value; 5,000,000 shares authorized	10,385,960	10,286,211	8,134,763
Retained earnings	16,715,668	16,164,824	16,315,403
Accumulated other comprehensive income (loss)	152,677	(390,178)	274,727
Treasury stock	(1,744,909)	(1,744,909)	(1,744,909)

Total stockholders’ equity	25,509,396	24,315,948	22,979,984

Total liabilities and stockholders’ equity	$289,214,138	$280,479,893	$260,968,090

Miscellaneous data:
Common shares issued	1,289,602	1,286,792	1,278,390
Treasury shares	55,309	55,309	55,309